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                                                                   EXHIBIT 24(a)


January 27, 2005



Mr. S. Kinnie Smith, Jr.
Mr. Thomas J. Webb
Mr. Michael D. VanHemert
CMS Energy Corporation
One Energy Plaza
Jackson, MI 49201-2276

CMS Energy Corporation is required to file an Annual Report on Form 10-K for the year ended December 31, 2004 with the Securities and Exchange Commission within 90 days after the end of the year.

We hereby make, constitute and appoint each of you our true and lawful attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission said Annual Report with any necessary exhibits, and any amendments thereto that may be required.

Very truly yours,


/s/ K. Whipple                                    /s/ W. U. Parfet
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Kenneth Whipple                                   William U. Parfet



/s/ Merribel S. Ayres                             /s/ Percy A. Pierre
-------------------------------                   ------------------------------
Merribel S. Ayres                                 Percy A. Pierre



/s/ Earl D. Holton                                /s/ S. Kinnie Smith Jr.
-------------------------------                   ------------------------------
Earl D. Holton                                    S. Kinnie Smith, Jr.



/s/ D. W. Joos                                    /s/ Kenneth L. Way
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David W. Joos                                     Kenneth L. Way



/s/ M. T. Monahan                                 /s/ John B. Yasinsky
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Michael T. Monahan                                John B. Yasinsky



/s/ Joseph F. Paquette, Jr.
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Joseph F. Paquette, Jr.